Exhibit 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
NEWS RELEASE

Cheniere Energy Partners LP Holdings, LLC Declares Quarterly Dividend

Houston, Texas - November 9, 2017 - Cheniere Energy Partners LP Holdings, LLC (NYSE American: CQH) (“Cheniere Partners Holdings” or the “Company”) announced today that its Board of Directors declared a quarterly cash dividend of $0.45 per common share representing limited liability company interest in the Company. The dividend will be payable on November 30, 2017 to shareholders of record as of the close of business November 20, 2017.

Cheniere Partners Holdings’ only business consists of owning common units and subordinated units of Cheniere Energy Partners, L.P. (NYSE American: CQP) (“Cheniere Partners”), along with other cash or property received as distributions in respect of such units.

Cheniere Partners Holdings’ quarterly dividend is expected to be the amount of distributions received related to its interest in Cheniere Partners, less reserves for general and administrative and tax expenses. Cheniere Partners Holdings is expected to begin making tax payments under a tax sharing agreement with Cheniere Energy, Inc. in the early 2020s after its deemed federal net operating loss carryforward (“NOL”) has been fully utilized. Based on current tax rates and market assumptions, Cheniere Partners Holdings is currently expected to pay taxes in the mid-20%s upon its NOL being fully utilized.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns an approximately 48.6% limited partner interest in Cheniere Partners as of September 30, 2017. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates liquefied natural gas (“LNG”) regasification facilities and, adjacent to these facilities, plans to construct over time up to six natural gas liquefaction trains (“Trains”) with an expected aggregate nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 27 mtpa. Trains 1 through 4 are operational, Train 5 is under construction, and Train 6 is being commercialized and has all necessary regulatory approvals in place.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts.  Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

CONTACTS

Investors:
Randy Bhatia	713-375-5479
Megan Light	713-375-5492

Media:
Eben Burnham-Snyder	713-375-5764